SCHEDULE 14C
                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|
Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|X|   Definitive Information Statement

                          BONUSAMERICA WORLDWIDE CORP.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1)      Title of each class of securities to which transaction applies:
     (2)      Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)      Proposed maximum aggregate value of transaction:
     (5)      Total fee paid:

|_|           Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)     Amount Previously Paid:
      (2)     Form, Schedule or Registration Statement No.:
      (3)     Filing Party:
      (4)     Date Filed:

                          BONUSAMERICA WORLDWIDE CORP.
                           834 S. BROADWAY, 5TH FLOOR
                          LOS ANGELES, CALIFORNIA 90014

                                 ---------------

                                                               November 30, 2004

Dear Shareholder:

         This Information Statement is being furnished to holders of shares of common stock, par value $.001 per share (the "Common Stock"), of BonusAmerica Worldwide Corp. (the "Company," "we" or "us"). The purpose of this Information Statement is to notify our stockholders that on November 15, 2004, we obtained the written consent of our stockholders holding 13,500,000 shares of Common Stock, representing approximately 68% of the then total issued and outstanding Common Stock, adopting a resolution to remove Ernest Cheung from his position on our Board of Directors.

         The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of two-thirds of the outstanding shares of our Common Stock. The Board is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders. The resolution will not become effective before the date, which is 20 days after this Information Statement was first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by two-thirds of our stockholders.

         This Information Statement is being mailed on or about November 30, 2004 to our stockholders of record on November 15, 2004.

                                          /s/ Michael Mak
                                          ------------------------------------
                                          Chief Executive Officer and Director

                                 ---------------

                          BONUSAMERICA WORLDWIDE CORP.
                           834 S. BROADWAY, 5TH FLOOR
                          LOS ANGELES, CALIFORNIA 90014

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER

                                 ---------------

              NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                 ---------------

         We are sending you this Information Statement to inform you of the adoption of a resolution by written consent by our stockholders holding 13,500,000 shares of Common Stock as of November 15, 20024 (the "Record Date"), representing approximately 68% of the then total issued and outstanding Common Stock, to remove Ernest Cheung from his position on our Board of Directors (the "Board").

         The adoption of the foregoing resolution will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders.

         We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the Nevada Revised Statutes. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Nevada Revised Statutes are afforded to our stockholders as a result of the adoption of these resolutions.

         Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $1,500, will be paid by us.

GENERAL

         Our current Articles of Incorporation filed with the Secretary of State of the State of Nevada on February 1, 2004, provide for an authorized capitalization consisting of 75,000,000 shares of common stock, $.001 par value per share. As of the Record Date, there were 19,862,000 shares of our Common Stock issued and outstanding.

         The removal was approved by the stockholders holding 13,500,000 shares of Common Stock, representing approximately 68% of the total issued and outstanding Common Stock as of the Record Date.

VOTE REQUIRED; MANNER OF APPROVAL

         Approval to remove a director from the Board under the Nevada Revised Statutes ("NRS") requires the affirmative vote of holders of two-thirds of the voting power of the Company. We have no class of voting stock outstanding other than the Common Stock. Section 78.320 of the NRS provides in substance that, unless our Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of two-thirds of the outstanding shares of voting stock are executed and delivered to us.

         As of the Record Date, there were 19,862,000 shares of our common stock issued and outstanding. In accordance with the NRS, the affirmative vote of two-thirds of the shareholders as of the Record Date to remove Mr. Cheung from his position on our Board has been obtained. As a result, no vote or proxy is required by the stockholders to approve of this action.

         Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the removal cannot take effect until 20 days after this Information Statement is sent to our stockholders.

PURPOSES AND EFFECT OF THE REMOVAL

         In March 2004, we acquired BonusAmerica Corporation, a California corporation, or BAC, a wholly owned subsidiary of Stanford, from Stanford. After the acquisition, we became a direct marketing, Internet commerce and media company based out of Los Angeles, California with operations in Hong Kong and China. Prior to the acquisition, we were a shell company with nominal operations. In connection with such acquisition, substantially all members of the management team of the former shell company resigned, with the exception of Ernest Cheung.

         Our new business plan calls for an expansion of existing segments of our business and such growth plans may require additional funding from outside sources. Currently, we are exploring opportunities to obtain such additional funding but are not a party to any agreement to enter into or engage in any such transactions

         The Board deems it to be in the best interest of the company and its shareholders to staff its management with personnel experienced in its new business and operations. We believe that this new management team will make us more attractive to potential financing sources and facilitate the implementation of our business plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our voting securities.

         Beneficial ownership is shown as of the Record Date shares held by (i) each person or entity known to us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock based solely upon a review of filings made with the U.S. Securities and Exchange Commission, (ii) each of our directors, (iii) our President and our two other most highly compensated officers whose compensation exceeded $100,000 during the fiscal year ended December 31, 2003 (the "Named Executive Officers") and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power with respect to the shares and may be reached at 834 S. Broadway, 5th Floor, Los Angeles, California 90014.

         As Of the Record Date

                                                   SHARES
                                                 PRESENTLY
                                                 ACQUIRABLE                    PERCENTAGE OF CLASS
                                                  WITHIN 60                       BENEFICIALLY
 BENEFICIAL OWNER                 SHARES           DAYS(1)        TOTAL             OWNED
--------------------------------  ----------    -------------   -----------    --------------------
 Stanford International Holding   11,500,000           0        11,500,000          57.9%
 Corporation (2)
 Michael Mak (2)(3)(4)            11,500,000           0        11,500,000          57.9%
 Carson Kwong (2)(3)              11,500,000           0        11,500,000          57.9%
 Steven Wong (2)                  11,500,000           0        11,500,000          57.9%
 John A. Leper (3)(4)                      0           0                 0            0%
 Ernest Cheung (5)                 2,351,380           0         2,351,380         11.84%

 All Officers and Directors as     13,851,380          0        13,851,380         69.74%
 a Group (4 persons)(2)(5)

----------

* Less than 1%.

(1) Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options and warrants for computing such person's percentage, but are not treated as outstanding for computing the percentage of any other person.

(2) Michael Mak, our Chief Executive Officer and director, is also the Chief Executive Officer and beneficial owner of approximately 40.36% of Stanford International Holding Corporation, or Stanford. According to the Schedule 13D filed with the United States Securities and Exchange Commission on June 28, 2004, by Stanford: (i) Stanford owns 11,500,000 shares (approximately 57.9%) of our issued and outstanding Common Stock; and (ii) each of Carson Kwong and Steven Wong owns approximately 9.64% and 50% of Stanford, respectively.

(3)      Director.

(4)      Executive Officer.

(5) Includes 2,351,380 shares of our common stock currently held by Archer Pacific Management, Inc., an affiliate of Mr. Cheung. Mr. Cheung served as our Secretary until October 26, 2004, and will continue to serve on our Board until the effective date of his removal.

                                 ---------------

                                CHANGE OF CONTROL

ACQUISITION OF BONUSAMERICA CORPORATION

         On March 1, 2004, we purchased BonusAmerica Corporation, a California corporation, or BAC, a wholly owned subsidiary of Stanford, from Stanford. In connection with the transaction, we issued 5 million shares of our restricted common stock and Fred Tse (or one of his affiliates) and Archer Pacific Management, Inc., an affiliate of Ernest Young (one of the founders) transferred an aggregate of 6.5 million shares of restricted common stock to Stanford for all of the issued and outstanding shares of BAC. As a result of this transaction, there was a change of control. Stanford became the beneficial owner of 57.9% of our then issued and outstanding shares of common stock and BAC became our wholly owned subsidiary. Stanford is owned by Michael Mak, our current President, Chief Executive Officer and director, Carson Kwong, our current director, and Steven Wong. Michael Mak is also the Chief Executive Officer of Stanford and has the power to direct Stanford's votes. Our common stock is currently trading on the Over-the-Counter Bulletin Board under the symbol "BAWC."

         Effective May 12, 2004, (i) Fred Tse resigned as our President and Chief Executive Officer and the Board of Directors appointed Michael Mak to serve as the President, Chief Executive Officer and a director; and (ii) Carson Kwong was appointed to serve on our Board of Directors in connection with the acquisition. Effective October 13, 2004, Stephen Kenwood and Fred Tse resigned from their positions as our directors. Effective October 26, 2004, John A. Leper was appointed to serve on our Board of Directors and to serve as Secretary as replacement for Ernest Cheung. Currently, our board of directors consists of Michael Mak, who is also our President and Chief Executive Officer, Carson Kwong, John A. Leper, who is also our Secretary, and Ernest Cheung, who will serve until the effective date of his removal. We are in the process of searching for qualified personnel to serve as our Chief Financial Officer. Until such time, Michael Mak is performing the functions of our Chief Financial Officer.

         Effective May 12, 2004, we changed our name from Longbow to BonusAmerica Worldwide Corporation.

                                  OTHER MATTERS

         As of the date of this Information Statement, the Board knows of no other matters other than those described in this Information Statement, which have been approved or considered by the holders of a majority of the shares of our voting stock.

         Only one Information Statement is being delivered to multiple security holders sharing an address. If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below.

         We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT:

                          BONUSAMERICA WORLDWIDE CORP.
                           834 S. Broadway, 5th Floor
                          Los Angeles, California 90014
                                 (213) 243-1505

                                         By Order of the Board of Directors,

                                         /s/ Michael Mak
                                         ---------------------------------------
                                         Chief Executive Officer

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